Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each of the undersigned, being a director or officer of Bank of Montreal, a Canadian chartered bank (the “Company”), hereby constitutes and appoints William A. Downe, President and Chief Executive Officer, and Russel C. Robertson, Chief Financial Officer, each of them severally, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign one or more Registration Statements under the U.S. Securities Act of 1933, as amended, on Form F-4 or such other form (or combined form) as such attorneys-in-fact, or either of them, may deem necessary or desirable, any amendments thereto, and all post-effective amendments and supplements to such Registration Statement, for the registration of securities of the Company to be offered and sold in connection with the proposed transaction with Marshall & Ilsley Corporation in such forms as they, or either of them, may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement or Registration Statements shall comply with the U.S. Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

SIGNATURE	CAPACITY	DATE

/s/ William A. Downe William A. Downe	President and Chief Executive Officer, Director	January 25, 2011

/s/ Russel C. Robertson Russel C. Robertson	Chief Financial Officer (principal financial and accounting officer)	January 25, 2011

/s/ David A. Galloway David A. Galloway	Chairman of the Board	January 25, 2011

/s/ Robert M. Astley Robert M. Astley	Director	January 25, 2011

/s/ David R. Beatty, O.B.E. David R. Beatty, O.B.E.	Director	January 25, 2011

/s/ Robert Chevrier, F.C.A. Robert Chevrier, F.C.A.	Director	January 25, 2011

/s/ George A. Cope George A. Cope	Director	January 25, 2011

/s/ Christine A. Edwards Christine A. Edwards	Director	January 25, 2011

SIGNATURE	CAPACITY	DATE

/s/ Ronald H. Farmer Ronald H. Farmer	Director	January 25, 2011

/s/ Harold N. Kvisle Harold N. Kvisle	Director	January 25, 2011

/s/ Bruce H. Mitchell Bruce H. Mitchell	Director	January 25, 2011

/s/ Philip S. Orsino, O.C., F.C.A. Philip S. Orsino, O.C., F.C.A.	Director	January 25, 2011

/s/ Martha C. Piper, O.C., O.B.C. Martha C. Piper, O.C., O.B.C.	Director	January 25, 2011

/s/ J. Robert S. Prichard, O.C., O. Ont. J. Robert S. Prichard, O.C., O. Ont.	Director	January 25, 2011

/s/ Jeremy H. Reitman Jeremy H. Reitman	Director	January 25, 2011

/s/ Guylaine Saucier, F.C.A, C.M. Guylaine Saucier, F.C.A, C.M.	Director	January 25, 2011

/s/ Nancy C. Southern Nancy C. Southern	Director	January 25, 2011

/s/ Don M. Wilson III Don M. Wilson III	Director	January 25, 2011

/s/ Colleen Hennessy Colleen Hennessy	Authorized Representative in the United States	January 25, 2011